Biolog 10-Q

EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Biolog Inc. (the "Company") on Form 10-Q for the three months ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Amanda Godin, President and Chief Executive Officer, of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 26, 2010	By:	/s/ Amanda Godin
	Name:	Amanda Godin
	Title:	President Chief Executive Officer and Principal Executive Officer